SECURITIES AND TRANSFER COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Transfer Act of 1934

Date of Report (Date of earliest event reported):  February 12, 1998

                              OILEX, INC.
        (Exact name of registrant as specified in its charter)

                   Commission File Number:  0-28686




     Nevada                                     33-01944489

(State or other jurisdiction                (IRS Employer
of incorporation or organization)           identification No.)

                  3050 Post Oak Boulevard, Suite 1760
                         Houston, Texas 77056

               (Address of principal executive offices)

                            (713) 629-5998

                     Registrant's telephone number
ITEM 9.  Sales of Equity Securities Pursuant to Regulation S.

On February 12, 1998, the Company issued 42,500 warrants to acquire common stock (post-reverse) in the Company at an exercise or purchase price of $0.75 per share for 5,900 shares (post-reverse); $0.77 per share for 15,000 shares (post-reverse); $0.79 per share for 10,000 shares (post-reverse); $1.15 per share for 11,600 shares (post-reverse), which right of purchase will expire, if not exercised, on February 28, 2001. These rights were issued in recognition of services rendered to the Company.


                                SIGNATURES

Pursuant to the requirements of the Securities Transfer Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 24, 1998

OILEX, INC.


/s/ Oliver Timmins, III
Oliver Timmins III
President